OMB APPROVAL
OMB Number:	3235-0060
Expires:	March 31, 2006
Estimated average burden
Hours per response . . . 28.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.

INDEX

Item 1.01	Entry into a Material Definitive Agreement – Not Applicable

Item 1.02	Termination of a Material Definitive Agreement – Not Applicable

Item 1.03	Bankruptcy or Receivership – Not Applicable

Item 2.01	Acquisition or Disposition of Assets – Not Applicable

Item 2.02	Results of Operations and Financial Condition – Not Applicable

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant – Not Applicable

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement – Not Applicable

Item 2.05	Costs Associated with Exit or Disposal Activities – Not Applicable

Item 2.06	Material Impairments – Not Applicable

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing – Not Applicable

Item 3.02	Unregistered Sales of Equity Securities – Not Applicable

Item 3.03	Material Modifications to Rights of Security Holders – Not Applicable

Item 4.01	Changes in Registrant’s Certifying Accountant – Not Applicable

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review – Not Applicable

Item 5.01	Changes in Control of Registrant – Not Applicable

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers – Not Applicable

Item 5.03	Amendment to Articles of Incorporation or ByLaws; Change in Fiscal Year – Not Applicable

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable

Item 7.01	Regulation FD Disclosure – Not Applicable

Item 8.01	Other Events

On April 14, 2004 Bank of Smithtown (the Bank) entered into a Stock Purchase and Sale Agreement with Barry M. Seigerman, John K. Mulvey, Joanne Bentivegna, and Seigerman-Mulvey Co., Inc. (the Agreement). In July 2004, the Bank received the approval of the transaction from the New York State Banking Department. The closing on the transaction took place on August 31, 2004. At the closing, the Bank purchased all of the shares of stock of Barry M. Seigerman, John K. Mulvey and Joanne Bentivegna (the Shareholders) in Seigerman-Mulvey Co., Inc. The Shareholders owned all of the issued and outstanding shares of stock of Seigerman-Mulvey Co., Inc.

Seigerman-Mulvey Co., Inc. (the Agency) is a corporation formed under the laws of the State of New York. It is a 30 year old independent insurance agency which places policies with more than 30 insurance carriers. The Agency sells personal, commercial, property and casualty insurance products and offers financial investment services as permitted under New York State laws. It is the intent of the Bank to continue to offer those products and services through the Agency.

Pursuant to the terms of the Agreement, the purchase price paid by the Bank for the Shareholders’ stock is made up of two components. The first component is the amount that was paid by the Bank to the Shareholders at the closing on the transaction (the Closing). That amount was One Million Dollars ($1,000,000.00). The amount of $10,000.00 was paid to the Shareholders’ attorney when the Agreement was signed and was held in escrow until the Closing. The balance of $990,000.00 was paid by the Bank to the Shareholders at the Closing in proportion to their percentage ownership interest in the stock of the Agency as of the date of the Closing.

The second component of the purchase price is the Earn Out Payments. Pursuant to the Agreement, the Bank has agreed to pay to the Shareholders one hundred twenty percent of the net income of the Agency in each of the three years following the Closing. There are itemized expenses that are to be deducted from the gross income of the Agency to calculate the net income on which the Earn Out Payments are based. The purpose of structuring the purchase price in this transaction with Earn Out Payments was to provide incentive to the Shareholders to generate income for the Agency upon which their payments would be based, which at the same time will add to the Bank’s earnings. The Earn Out Payments shall be paid to the Shareholders within sixty days of the first, second and third anniversary date of the Closing in proportion to their percentage ownership interest in the stock of the Agency as of the date of the Closing.

In addition to the purchase price being paid to the Shareholders, at the Closing the Agency and each of the Shareholders entered into an employment agreement. Each Shareholder shall be employed by the Agency for a period of three years following the Closing. Each employment agreement sets forth an annual salary and benefits to be provided to the Shareholder. The salary and benefits are comparable to what was being paid and provided to each Shareholder by the Agency just prior to the Closing. The employment agreements set forth the duties and services to be provided by the Shareholder to the Agency in keeping with their functions at the Agency prior to the Closing. The employment agreements contain a covenant by the Shareholder not to compete with the Agency during the term of his or her employment and for a period of years following the termination of his or her employment.

As of the Closing, the Bank owns one hundred percent of all of the stock of the Agency. The Shareholders and the Agency represented in the Agreement, and certified at the Closing, that there were no material debts and provided information concerning its other obligations as well as its assets. The Bank conducted an examination of the books and records of the Agency prior to the closing to verify the information provided.

The Agency will be operated as a wholly owned subsidiary of the Bank. The board of directors of the Agency shall consist of the following individuals: Barry M. Seigerman, John K. Mulvey, Bradley E. Rock, Anita Florek and John Romano. Bradley E. Rock is the Chairman of the Board of Directors, President and Chief Executive Officer of the Bank. Anita Florek is the Chief Financial Officer and an Executive Vice President of the Bank. John Romano is the Chief Retail Officer and an Executive Vice President of the Bank. The officers of the Agency shall be Barry M. Seigerman as President and Chief Executive Officer, John K. Mulvey as Executive Vice President and Chief

Operating Officer, Joanne Bentivegna as Senior Vice President and Treasurer, Anita Florek as Vice President and John Romano as Vice President and Secretary. The day to day operations of the Agency shall be managed by the officers at the discretion of the board of directors.

The Agency shall continue to operate at its current offices at 45 Research Way, Setauket, New York. The offices are leased by the Agency. The name of the Agency shall not be changed until such time as the necessary transition has been completed and after all appropriate regulatory approvals for such change are obtained.

The records of the Agency shall be reviewed on a quarterly basis by the Bank’s independent auditors and on a monthly basis by the Chief Financial Officer of the Bank. The records shall also be reviewed annually for the purpose of determining the Earn Out Payments due to the Shareholders during the first three years following the Closing. The income of the Agency shall be included in the Bank’s consolidated statements.

This report may contain certain forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, but actual results may differ materially from anticipated future results. Forward-looking statement may be identified by use of the words “believe”, “expect”, “anticipate”, “project”, “estimate”, “will be”, “will continue”, “will likely result”, or similar expressions. The Bancorp’s ability to predict results or the actual effect of future strategic plans is inherently uncertain. Factors that could have a material adverse effect on the operations of the Bancorp and its subsidiaries include, but are not limited to, changes in: general economic conditions, interest rates, deposit flows, loan demand, competition, accounting principles and guidelines, and governmental, regulatory and technological factors affecting the Bancorp’s operations, pricing, products, and services. The factors included here are not exhaustive. Other sections of this report may include additional factors that could adversely impact the Bancorp’s performance.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Bancorp undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated results. Investors are advised, however, to consult any further disclosures the Bancorp makes on related subjects in our reports to the Securities Exchange Commission.

Item 9.01	Financial Statements and Exhibits – Not Applicable

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 7, 2004	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman of the Board, President and Chief Executive Officer